                                                                     Exhibit 2.1
                          AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER is dated as of November 6, 1998, by and among Bronner Slosberg Humphrey, LLC, a Delaware limited liability company (the "LLC"), Bronner Slosberg Humphrey Inc., a Massachusetts corporation (the "Corporation"), and Bronner Slosberg Humphrey Co., a business trust formed under the laws of The Commonwealth of Massachusetts ("Parent").


                              W I T N E S S E T H:

     WHEREAS, the Corporation is a corporation duly incorporated and validly existing under the laws of The Commonwealth of Massachusetts;

     WHEREAS, the LLC is a limited liability company duly formed and validly existing under the laws of the State of Delaware;

     WHEREAS, Parent is a business trust duly organized and validly existing under the laws of The Commonwealth of Massachusetts and is the sole member and beneficial owner of all the interests in the LLC;

     WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware Limited Liability Company Act (the "Act"), Chapter 156B of the General Laws of The Commonwealth of Massachusetts (the "BCA"), and the Limited Liability Company Agreement of the LLC dated November 5, 1998, the LLC and the Corporation desire to enter into a business combination transaction pursuant to which the Corporation will merge with and into the LLC with the LLC surviving, which merger is intended to constitute a tax free incorporation under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended;

     WHEREAS, the sole Member of the LLC has adopted and approved this Agreement and the Merger (as hereinafter defined) in accordance with the LLC Agreement and
Section 209 of the Act; and

     WHEREAS, the Board of Directors and stockholders of the Corporation have approved this Agreement and the Merger pursuant to Section 78 of the BCA.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, each of the LLC and the Corporation agrees as follows:

     1.   The Merger.  In accordance with the relevant provisions of the Act and
          ----------
the BCA, at the Effective Time (as hereinafter defined), the Corporation shall be merged with and into the LLC (the "Merger"). As a result of and following the Merger, the separate existence of the Corporation shall cease to exist and the LLC shall continue as the surviving entity of the

Merger (the "Surviving Company"), and all identity, rights, assets and liabilities of the Corporation shall be vested in the Surviving Company in accordance with Section 209(g) of the Act.

     2.   The Effective Time.  The Merger shall become effective (the "Effective
          ------------------
Time") immediately upon the later of (i) the date on which a Certificate of Merger, together with any other documents required to be filed to consummate the Merger, is filed with and accepted by the Secretary of State of the State of Delaware, and the Articles of Merger, together with any other documents required to be filed to consummate the Merger, is filed with the Secretary of State of The Commonwealth of Massachusetts or (ii) any future effective date or time of the Merger stated in the Certificate of Merger filed with and accepted by the Secretary of State of the State of Delaware and the Articles of Merger filed with the Secretary of State of The Commonwealth of Massachusetts.

     3.   Certificate of Formation.  The Certificate of Formation of the LLC, as
          ------------------------
in effect on the Effective Date, shall be the Certificate of Formation of the Surviving Company until thereafter changed or amended as provided therein or by applicable law.

     4.   Limited Liability Company Operating Agreement.  The Limited Liability
          ---------------------------------------------
Company Operating Agreement of the LLC as in effect on the Effective Date and attached hereto as Exhibit A (the "Surviving Company Operating Agreement") shall
                   ---------
be the Limited Liability Company Operating Agreement of the Surviving Company until thereafter changed or amended as provided therein or by applicable law.

     5.   Purposes.  The purposes of the Surviving Company shall be as set forth
          --------
in the Surviving Company Operating Agreement as in effect on the date hereof until such time as such purposes may be changed or amended as provided in the Surviving Company Operating Agreement and by applicable law.

     6.   Officers of Surviving Company.  The officers of the Corporation on the
          -----------------------------
Effective Date shall become the officers of the Surviving Company in accordance with the Surviving Company Operating Agreement and the delegation of authority thereunder by the Member, until successors therefor are duly appointed and qualified, or such delegation is revoked, as the case may be.

     7.   Cancellation of Common Stock; LLC Interests; Beneficial Shares.
          --------------------------------------------------------------

          (a) As of the Effective Date, all of the issued and outstanding common stock, no par value per share ("Stock"), of the Corporation shall be canceled, and the membership units in the Surviving Company outstanding immediately prior to the Merger shall remain issued and outstanding until the earlier of their redemption, cancellation or change by operation of law.

          (b) In exchange for the cancellation of their shares of Stock, each of the stockholders of the Corporation shall receive the number of beneficial shares in the Parent as set forth in Schedule I attached hereto.
                                     ----------

          (c) At the Effective Time, Parent shall repurchase all of the beneficial shares of Parent issued and outstanding prior to the Mergers for an aggregate purchase price of $1,000, such that only the beneficial shares set forth on Schedule I attached hereto shall be issued and outstanding at such
         ----------
time.

          (d) In addition, at the Effective Time, the Trust shall assume all of the Corporation's obligations with respect to the stock option and other equity plans of the Corporation in effect as at such time (the "Plans"), and from and after the Effective Time agrees to assume the outstanding awards under the Plans as if such awards were granted by the Trust or pursuant to Trust plans, including, without limitation, (i) all outstanding options to purchase Stock, whether issued pursuant to a Plan or otherwise, (ii) all outstanding stock appreciation rights granted under the Corporation's 1997 Stock Appreciation Rights Plan, and (iii) all claw back rights granted to Myron Slosberg and Stephen Humphrey in their respective Stock Redemption Agreement entered into with the Company. The Trust, on behalf of the Surviving Company, also agrees to assume all of the Corporation's obligations with respect to the equity of the Corporation which are contained in all employment agreements with the Corporation. The parties agree that all references to "Company" or "Corporation" under the Plans and such employment agreements shall mean and include the Trust and any subsidiary of the Trust, including, without limitation, the Surviving Company.

     8.   Additional Actions.  If, at any time on and after the Effective Time,
          ------------------
the Surviving Company or its successors and assigns shall consider or be advised that any further assignments or assurances in law or any organizational or other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Company title to and possession of any property or right of the Corporation acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Corporation and its Directors shall be deemed to have granted to the Surviving Company an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Company and otherwise to carry out the purposes of this Agreement.

     9.   Termination.  Notwithstanding the prior approval of this Agreement by
          -----------
the Members of the LLC and the Board of Directors and stockholders of the Corporation, this Agreement may be terminated by the Members of the LLC and Directors of the Corporation for any reason and at any time prior to the Effective Time.

     10.  Amendment.  Notwithstanding the prior approval of this Agreement by
          ---------
the Members of the LLC and the Board of Directors and stockholders of the Corporation, any term or provision of this Agreement may be amended by the Members of the LLC and the Directors of the Corporation for any reason and at any time prior to the Effective Time; provided, however, that any amendment
                                      --------  -------
which directly, materially and adversely affects any right specifically granted hereunder to a particular party in a manner different than other parties shall not be effective unless such party has consented to such amendment.


               [Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger as of the date first set forth above.


                                    BRONNER SLOSBERG HUMPHREY INC., a
                                    Massachusetts corporation


                                    By: /s/ David W. Kenny
                                       -------------------
                                       Name: David W. Kenny
                                       Title:  President


                                    By: /s/ Michael Bronner
                                       --------------------
                                       Name: Michael Bronner
                                       Title:  Treasurer


                                    BRONNER SLOSBERG HUMPHREY, LLC, a
                                    Delaware limited liability company

                                    By: Bronner Slosberg Humphrey Co., its Sole
                                        Member

                                    By: /s/ Michael E. Bronner
                                       -----------------------
                                       Name: Michael E. Bronner
                                       Title:  Trustee


                                    BRONNER SLOSBERG HUMPHREY, CO., a
                                    Massachusetts business trust


                                    By: /s/ Michael E. Bronner
                                       -----------------------
                                       Name: Michael E. Bronner
                                       Title:  Trustee

                                      BSH

                                   SCHEDULE I
                                   ----------

--------------------------------------------------------------------------------------------------------
                                                 Shares of Stock                Beneficial Shares
                                                 ---------------                -----------------
              Stockholder
              -----------
                                         ---------------------------------------------------------------
                                         Certificate No.   No. of Shares  Certificate No.  No. of Shares

--------------------------------------------------------------------------------------------------------
Michael E. Bronner                                1             100          2                100
---------------------------------------------------------------------------------------------------------
                                                 18           7,200          3              7,200
---------------------------------------------------------------------------------------------------------
                                                 19           7,200          4              7,200
---------------------------------------------------------------------------------------------------------
                                                 20           7,200          5              7,200
---------------------------------------------------------------------------------------------------------
                                                 21           7,200          6              7,200
---------------------------------------------------------------------------------------------------------
                                                 22           7,200          7              7,200
---------------------------------------------------------------------------------------------------------
                                                 23           7,200          8              7,200
---------------------------------------------------------------------------------------------------------
                                                 24           7,200          9              7,200
---------------------------------------------------------------------------------------------------------
                                                 25           7,200         10              7,200
---------------------------------------------------------------------------------------------------------
                                                 26           7,200         11              7,200
---------------------------------------------------------------------------------------------------------
                                                 27           7,200         12              7,200
---------------------------------------------------------------------------------------------------------
                                                 28           7,200         13              7,200
---------------------------------------------------------------------------------------------------------
                                                 29        7,187.75         14           7,187.75
---------------------------------------------------------------------------------------------------------
                                                 31         385,190         15            385,190
---------------------------------------------------------------------------------------------------------
Michael E. Bronner and Lisa
Bronner as Trustees under the
Michael E. Bronner Annuity Trust
dated July 16, 1998                              30         385,812         16            385,812
---------------------------------------------------------------------------------------------------------
Myron Slosberg                                    4            2.27         17               2.27
---------------------------------------------------------------------------------------------------------
                                                 12            5.50         18               5.50
---------------------------------------------------------------------------------------------------------
                                                  5       38,005.11         19          38,005.11
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

                        BRONNER SLOSBERG HUMPHREY INC.

                             CERTIFICATE OF CLERK


   I, Meryl Beckingham, the Clerk of Bronner Slosberg Humphrey Inc., hereby certify that the Agreement and Plan of Merger to which this Certificate is attached was duly adopted by the Board of Directors and stockholders of Bronner Slosberg Humphrey Inc. pursuant to Section 78 of Chapter 156B of the Massachusetts General Laws.


   WITNESS my hand this 6/th/ day of November ___, 1998.




                                                    /s/ Meryl Beckingham
                                                    ---------------------
                                                    Clerk

                                                                       Exhibit A
                                                                       ---------

                         Bronner Slosberg Humphrey, LLC

                      Limited Liability Company Agreement
                      -----------------------------------

     This Agreement is made as of November __, 1998 by and between Bronner Slosberg Humphrey, LLC, a Delaware limited liability company (the "LLC"), and Bronner Slosberg Humphrey Co., a Massachusetts business trust with a business office at The Prudential Tower, 800 Boylston Street, Boston, MA 02199, as the sole member (the "Member") of the LLC.

     WHEREAS, the LLC was formed as a limited liability company under the Delaware Limited Liability Company Act (as amended from time to time, the "Act") on November __, 1998; and

     WHEREAS, the Member wishes to set out fully its rights, obligations and duties regarding the LLC and its assets and liabilities.

     NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties hereby agree as follows:

     1.   Purpose; Powers.  The principal business activity and purposes of the
          ---------------
LLC shall initially be to provide direct marketing and consulting services, and to engage in any business related thereto or useful in connection therewith, as well as any and all other activities permitted under the Act. The LLC shall possess and may exercise all the powers and privileges granted by the Act, any other law or this Agreement, together with any powers incidental thereto, and may take any other action not prohibited under the Act or other applicable law, so far as such powers and actions are necessary or convenient to the conduct, promotion or attainment of the business, purposes or activities of the LLC.

     2.   Principal Place of Business.  The principal office and place of
          ---------------------------
business of the LLC shall be located at The Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199. The Member may change the principal office or place of business of the LLC at any time and may cause the LLC to establish other offices or places of business in various jurisdictions and appoint agents for service of process in such jurisdictions. The initial registered agent of the LLC shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The registered office of the LLC in the State of Delaware, as required by Section 18-104 of the Act, shall be The Corporation Trust Company at such address.

     3.   Fiscal Year.  The fiscal year end of the LLC shall be December 31.
          -----------

     4.   Capital Contributions.  The contribution made by the Member to the
          ---------------------
capital of the LLC as of the date hereof and the percentage interest of the Member in the profits and losses of the LLC are as follows:

                                       Initial
                                       Capital       Percentage
                Member               Contribution     Interest
                ------               ------------     --------

     Bronner Slosberg Humphrey Co.       $10.00          100%

Future contributions to capital, if any, shall be made in such amounts and at such times as the Member may determine.

     5.   Capital Account; Distributions.  A capital account shall be
          ------------------------------
established for the Member and shall be maintained in accordance with applicable regulations under Section 704(b) of the Internal Revenue Code of 1986, as amended (the "Code"). A capital account shall be maintained for the sole purpose of allocating income, gain, loss and deduction to the Member and shall have no effect on the amount of any distributions to the Member in liquidation or otherwise.

     6.   Certificates.
          ------------

          (a) General.  At the option of the Member, interests in the LLC may be
              -------
represented by one or more certificates, in such form as may from time to time be prescribed by the Manager. Such certificate shall be signed by the Member or an officer of the Member on the Member's behalf, which signature may be a facsimile thereof. In case the Member or officer of the Member who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be the Member or an officer of the Member, as the case may be, before such certificate is issued, it may be issued by the LLC with the same effect as if such person were the Member or an officer of the Member at the time of its issue. The certificate shall contain a legend with respect to any restrictions on transfer.

          (b) Application of Article 8 of the Uniform Commercial Code.  The LLC
              -------------------------------------------------------
hereby irrevocably elects that all interests in the LLC shall be securities governed by Article 8 of the Uniform Commercial Code in effect in the State of Delaware. Each certificate, if any, evidencing an interest in the LLC shall bear the following legend:

     "This Certificate evidences a membership interest in Bronner Slosberg Humphrey, LLC and shall be a security for purposes of Article 8 of the Uniform Commercial Code in effect in the State of Delaware."

No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.

     7.   Management.
          ----------

          (a) General.  The management of the LLC's business and affairs shall
              -------
be vested in the Member. The Member shall have full power and authority (a) to take any action and execute any documents on behalf of the LLC, and (b) to appoint such officers, representatives, or agents for the LLC (each of whom shall serve in such capacity until the Member removes such person or appoints a successor for such person), and to grant to any such officer, representative or agent the power and authority to take such action and execute such documents on behalf of the LLC as may be determined by the Member. In addition, the Member may enter into one or more management agreements with one or more third party managers, and assign such managers the rights, duties and obligations as provided in such management agreement. Any delegation of powers and duties pursuant to this Section 7 may be revoked at any time by the Member. Any officer of the LLC may be removed with or without cause at any time by the Member.

          (b) Officers of the LLC. Unless the Member decides otherwise, the
              -------------------
officers of the Member from time to time shall have the authority to act on behalf of the Member in managing and conducting the business of the LLC as provided for in this Section 7. Unless the Member decides otherwise, if an official title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment or incumbency of such title to a person who serves as such officer of the Member shall constitute assignment of the same title, and delegation of the authorities and duties normally associated with that office, to such person as such officer of the LLC.

     8.   Limitation of Liability.  Except as otherwise provided in the Act, the
          -----------------------
Member shall not be obligated personally for any debt, obligation or liability of the LLC, whether arising in contract, tort or otherwise, solely by reason of being a member of the LLC. The Member shall have no responsibility to restore any negative balance in its capital account. The Member shall not be personally liable to the LLC for acting in good faith reliance upon the provisions of this Agreement, or for breach of any fiduciary or other duty that does not involve
(i) a breach of the duty of loyalty to the LLC, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) a transaction from which the Member derived an improper personal benefit.

     9.   Other Business.  The Member may engage or have an interest in other
          --------------
business ventures which are similar to or competitive with the business of the LLC, and the pursuit of such ventures, even if competitive, shall not be deemed wrongful or improper or give the LLC any rights with respect thereto. The Member shall not be obligated to present an investment opportunity to the LLC even if it is similar or consistent with the business of the LLC, and it shall have a right to take for its own account or recommend to others any such investment opportunity.

     10.  Indemnification.  To the fullest extent permitted by law, the LLC
          ---------------
shall indemnify the Member and any and all officers and agents of the LLC and the officers, directors, trustees, partners, members and shareholders of any such person which is a corporation, trust, partnership, limited liability company or other entity, against any and all liability incurred and/or for any act performed by them in good faith within the scope of the authority conferred on them by this Agreement, and/or for any act in good faith omitted to be performed by them (including, without limitation, reasonable legal and other professional fees and expenses), except for their gross negligence or willful misconduct.

     11.  Term.  The LLC shall have a perpetual existence and shall not
          ----
terminate upon the resignation, bankruptcy or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member in the LLC; provided, however, the LLC shall terminate upon the first to
                   --------  -------
occur of the following:

          (a) the written consent of the Member; or

          (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

Upon any such dissolution, the Member shall proceed to liquidate the LLC and wind up its affairs and make final distributions as provided in the Act. The cost of dissolution and liquidation shall be borne as an expense of the LLC. On completion of the liquidation, the LLC shall be terminated and the Member (or such other person or persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of State of the State of Delaware under the Act and take such other actions as may be necessary to terminate the existence of the LLC and cancel any other filings as appropriate.

     12.  Amendment.  This Agreement may only be amended pursuant to an
          ---------
instrument in writing signed by the Member.

     13.  Governing Law.  This Agreement is governed by and shall be construed
          -------------
in accordance with the laws of the State of Delaware, exclusive of its conflict-of-laws principles.

     14.  Entire Agreement.  This Agreement embodies the entire agreement and
          ----------------
understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such matter.


               [Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                              MEMBER:
                              ------

                              Bronner Slosberg Humphrey Co.,
                              a Massachusetts business trust


                              By:__________________________________
                                 Name:  Michael E. Bronner
                                 Title: Trustee


                              LLC:
                              ---

                              Bronner Slosberg Humphrey, LLC,
                              a Delaware limited liability company

                              By: Bronner Slosberg Humphrey Co.,
                                  a Massachusetts business trust, as
                                  sole Member

                              By:_____________________________________
                                 Name:  Michael E. Bronner
                                 Title: Trustee